Exhibit 32.1
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Quarterly Report on Form 10-Q of Neurologix, Inc., a Delaware corporation (the “Company”), for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John E. Mordock, as President and Chief Executive Officer, and Marc L. Panoff, as Chief Financial Officer, Secretary and Treasurer, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John E. Mordock
John E. Mordock
President and Chief Executive Officer May 11, 2009

/s/ Marc L. Panoff
Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer May 11, 2009

     This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.